Exhibit 4.1

HPS Real Assets Lending Company LP

Subscription Agreement

HPS
a part of BlackRock

THE LIMITED PARTNERSHIP INTERESTS ("SHARES") OF THE HPS REAL ASSETS LENDING COMPANY LP (THE "COMPANY") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

1 | Your Investment

Investment Amount $____________________________

Investment Type	☐ Initial Investment	☐ Additional Investment ($500 minimum subsequent purchase amount for each class)
Series Selection (*required*)	☐ HPS Real Assets Lending Company LP—Series I (treated as a corporation for U.S. federal income tax purposes and tax reporting will be done on Form 1099-DIV)	☐ HPS Real Assets Lending Company LP—Series II (treated as a partnership for U.S. federal income tax purposes and tax reporting will be done on Schedule K-1)
☐ I Shares	☐ D Shares	☐ S Shares
$10,000 minimum initial investment for qualifying investors (otherwise $1,000,000 minimum initial investment)[1]	$2,500 minimum initial investment	$2,500 minimum initial investment
☐ F-I Shares (F-I, F-D and F-S Shares are collectively referred to as "Founder Shares". Founder Shares available through designated intermediaries as described in the Memorandum (as defined below))	☐ F-D Shares (Founder Shares available through designated intermediaries as described in the Memorandum)	☐ F-S Shares (Founder Shares available through designated intermediaries as described in the Memorandum)
$10,000 minimum initial investment for qualifying investors (otherwise $1,000,000 minimum initial investment)[1]	$2,500 minimum initial investment	$2,500 minimum initial investment

[1] The Company waives or reduces to $10,000 or less investment minimums for I Shares or F-I Shares for purchases (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to I Shares and F-I Shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to I Shares and F-I Shares, (3) through transaction/brokerage platforms at participating brokers, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of HPS or other affiliates and their immediate family members, and, if approved by the Company's Board of Directors, joint venture partners, consultants and other service providers, and (5) by other categories of investors that we name in an amendment or supplement to the Memorandum. The foregoing categories of investors who are granted waivers or reductions by the Dealer Manager from the investment minimums for I Shares and F-I Shares include investors described in the foregoing sentence who make purchases for eligible retirement plans and individual retirement accounts ("IRAs"). Waivers and reductions are subject to the terms and conditions of agreements that the Dealer Manager enters into with participating intermediaries, as applicable, and the Memorandum.

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HPS Real Assets Lending Company LP | Subscription Agreement ☐ E Shares (E Shares available for (i) HPS (as defined below), its affiliates, and officers and employees of HPS and its affiliates, (ii) certain investment funds, vehicles or accounts sponsored or managed by HPS or its affiliates (“Other HPS Investor”), (iii) the directors, officers and employees (if any) of the Company, and (iii) certain other investors in HPS’s discretion, as described in the Memorandum)    ________________________________________ $2,500 minimum initial investment Investment Funding Method ☐ Broker / Financial Advisor will ☐ By Wire: Please wire funds according to ☐ By Check: Please attach your check2 to make payment on your behalf the instructions below. this agreement payable to: Bank Name: [ ] HPS Real Assets Lending Company LP Account No.: [ ] PO Box 219112 ABA: [ ] Kansas City, MO 64121-9310 Account Name: [ ] 2 Only personal, 860251 same name -024 checks -Part e—ccepted 7 .

HPS Real Assets Lending Company LP | Subscription Agreement 2 | Form of Ownership See Appendix A for supplemental document requirements by investor type. Individual / Joint Accounts Retirement Accounts Entity Accounts ☐ Individual ☐ IRA ☐ Trust ☐ Joint Tenants with Rights of ☐ Roth IRA ☐ C Corporation Survivorship ☐ SEP IRA ☐ S Corporation ☐ Tenants in Common ☐ Rollover IRA ☐ Partnership ☐ Community Property ☐ Inherited IRA ☐ Limited Liability Corporation ☐ Tenants by Entirety ☐ Other: ☐ Other: __________________ ☐ Uniform Gift / Transfer to Minors State: _______ For Entity Accounts, please complete the below table: Name and Address* Date of Birth Social Phone Ownership Title (mm/dd/yyyy) Security Number (in %) Number** Trustee, executor    or 1st authorized signer Trustee, executor    or 2nd authorized signer Control Person    25% or more    Owner * We cannot accept P.O. Box as a residential address; APO/AFO addresses are accepted. ** Foreign persons can provide a passport number, alien identification card number, or number and country of issuance of any other government issued document evidencing nationality or residence that bears a photograph or similar safeguard (a photocopy of the foreign identification document must accompany this form). If the entity for which this account is being established is owned or controlled by another legal entity, these same requirements apply for individuals associated with that other legal entity. Brokerage Account Number: Custodian Account Number: Brokerage Account Number: ______________________________________ _____________________________ Custodian Name: Custodian Tax ID: Please print, sign, and scan this page if applicable. Custodian Signature / Stamp

HPS Real Assets Lending Company LP | Subscription Agreement 3 | Investor Information The information provided in this section must be compliant with IRS Form W-9 and related instructions (see www.irs.gov for instructions). Legal addresses must include a residential street address (P.O. boxes will not be accepted). 1. Primary Account Holder/Minor (if Uniform Gift / Transfer to Minors Account) / Trustee /Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) 2. Joint Account Holder / Custodian (if Uniform Gift/ Transfer to Minors Account) / Co-Trustee /Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) 3. Joint Account Holder / Co-Trustee /Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) Entity Information (only required for entity account types) Entity Name Tax ID Number Date of Formation (mm/dd/yyyy) Legal Street Address City State Zip Country of Domicile (Form W-8 required for non-U.S.) Exemptions per Form W-9 (see Form W-9 instructions at www.irs.gov) Exemptions for FATCA Reporting Code (if any)

HPS Real Assets Lending Company LP | Subscription Agreement

Please indicate if you are a (may check multiple boxes):

☐ Pension Plan

☐ Profit Sharing Plan

☐ Not-for-Profit Organization

☐ Grantor Trust for U.S. federal income tax purposes and all of your grantors are U.S. persons for U.S. federal income tax purposes.

☐ Not-for-Profit Organization and are established exclusively for religious, charitable, scientific, artistic, cultural, or educational purposes.

ERISA Plan Asset Regulations

Are you or will you be during any time in which you hold any interest in the Company a "benefit plan investor"[3] within the meaning of the Plan Asset Regulations[4] or are you or will you use the assets of a "benefit plan investor" to invest or hold any interest in the Company? ☐ Yes ☐ No

Are you or will you be during any time in which you hold any interest in the Company a "controlling person" within the meaning of the Plan Asset Regulations?[5] ☐ Yes ☐ No

4 | Transfer on Death Beneficiary Information (Optional for Individual / Joint Accounts)

Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100%. (Not available for Louisiana residents).

First name	MI	Last Name	SSN	Date of Birth	
					☐ Primary ☐ Secondary ___%
					☐ Primary ☐ Secondary ___%
					☐ Primary ☐ Secondary ___%
					☐ Primary ☐ Secondary ___%

5 | Distribution Instructions

Please read the following section carefully.

YOU WILL BE AUTOMATICALLY ENROLLED IN THE COMPANY'S DISTRIBUTION REINVESTMENT PROGRAM UNLESS YOU INDICATE OTHERWISE BY CHECKING THE BOX BELOW.

☐ Please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Program, in which case your cash distributions will be deposited in the account through which your Company interests are held, if held through a

[3] The term "benefit plan investor" includes, for e.g.: (i) an "employee benefit plan" as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA (such as employ (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) "plans" described in section 4975(e)(l) of the U.S. Internal Revenue (the "Code"), that is subject to section 4975 of the Code (including, for e.g., an "individual retirement account", an "individual retirement annuity", a "Keogh" plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more "employee benefit plans" or "plans" (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

[4] "Plan Asset Regulations" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERIS amended from time to time.

[5] "Controlling Person" includes any person (other than a "benefit plan investor") that has discretionary authority or control with respect to the assets of the Company or that provides investment advice for a fee (direct or indirect) with any affiliate of any such person. An "affiliate" for these purposes includes any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person, and control with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

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HPS Real Assets Lending Company LP | Subscription Agreement custodian. If you do not hold your Company interests through a custodian, please designate an account to receive your distribution payments and other proceeds. Direct Deposit to third party financial institution (complete section below) I authorize the Company or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Name of Financial Institution Mailing Address City State Zip Code ABA Routing Number Account Number

HPS Real Assets Lending Company LP | Subscription Agreement

6 | Electronic Delivery Consent (Optional)

Instead of receiving paper copies of the Memorandum, annual reports, proxy statements (if any), and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from the Company. If you would like to consent to electronic delivery, including pursuant to email, please sign below.

By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email at: ______________________________ when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Please print, sign, and scan this page if applicable.

X	
Owner or Authorized Signatory	Date (mm/dd/yyyy)

7 | Subscriber Representations and Signatures

A. **For Individual Subscribers**: Are you an Accredited Investor?

Please check one or more applicable boxes below as it relates to the person subscribing to the Company ("Subscriber").

- ☐ A natural person with individual net worth[6] ("Net Worth") (or joint Net Worth with spouse or partner) in excess of $1 million or with individual income in excess of $200,000 (or joint income with spouse or partner in excess of $300,000) in each of the two (2) most recent years and who reasonably expects to reach the same income level in the current year.
- ☐ A natural person who holds in good standing the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65) or Licensed Private Securities Offerings Representative (Series 82).
- ☐ A director, executive officer or general partner of the company selling the securities.
- ☐ A "family client" of a "family office" (both as defined in Rule 202(a)(11)(G)-1 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), respectively "Family Client" and "Family Office") that qualifies as an Accredited Investor.

If you cannot check any of the boxes above, please contact the Company.

B. **For Entity Subscribers**: Are you an Accredited Investor?

Please check one or more applicable boxes below as it relates to the subscribing entity. If you check box (3), (4), (5) or (8) in this Section 7(B), please proceed to and complete Section 7(C).

- ☐ (1) Partnership, corporation, limited liability company, Massachusetts or similar business trust, or Code 501(c)(3) organization or trust whose investments are being directed by a Sophisticated Person, as described in Rule 506(b)(2)(ii) of Regulation of D of the Securities Act, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000.

[6] For purposes of the Accredited Investor calculation, net worth excludes the value of the subscriber's primary residence and any indebtedness securing such residence, excluding the amount of such indebtedness exceeds the fair market value of the residence or the amount of indebtedness outstanding sixty (60) days before the sale of securities contemplated by this subscription agreement, other than as a result of the acquisition of the primary residence.

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HPS Real Assets Lending Company LP | Subscription Agreement

☐ (2) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000. For purposes of this paragraph, please refer to Annexes 1 and 2 to this Investor Questionnaire for the definition of Investments and for information regarding the "valuation of investments", respectively.

☐ (3) Entity (other than a trust) where all equity owners are Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the total number of your equity owners here: ___________

☐ (4) Revocable trust where all of your grantors are Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the total number of your grantors here: ___________

☐ (5) IRA or Keogh plan where the grantor is an Accredited Investor. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the name of your grantor or the IRA owner here: ___________

☐ (6) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000 or whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser.

☐ (7) Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the name of your participants here: ___________

☐ (8) Family Office with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person.

☐ (9) Family Client of a family office meeting the requirements in (8), whose prospective investment is directed by such family office.

☐ (10) Other (please indicate here):

Please refer to the definition of Accredited Investor in Rule 501(a) under the Securities Act, and indicate on the line above on what basis you qualify as an Accredited Investor. If you check this box, additional information may be required.

C. <u>**For Entity Subscribers that checked box (3), (4), (5) or (8) in Section 7(B)**</u>: Please complete the box below as it relates to each of your equity owners (entities investing through an IRA, Keogh plan, or an entity other than a trust), grantors (entities investing through a revocable trust) or participants (entities investing through a self-directed plan (e.g., 401(k) plans and profit sharing plan)), as applicable. Additional pages can be supplied. <u>Each equity owner, grantor, or participant must also sign this Subscription Agreement on the Signature Page. Supporting documentation for such entity needs to be returned with this Subscription Agreement</u>.

(i) <u>For equity owners, grantors or participants that are individuals</u>:		
Equity owner, grantor or participant Name: Write out individual names in boxes 1 and/or 2, then check off the appropriate boxes below.	*Name 1*	*Name 2*
Equity owner, grantor or participant Date of Birth:	DOB	DOB
Equity owner, grantor or participant Social Security Number:	SSN	SSN
(a) A natural person with individual Net Worth (or joint Net Worth with spouse or partner) in excess of $1 million or with individual income in excess of $200,000 (or joint income with spouse or partner in excess of $300,000) in each of the two (2) most recent years and who reasonably expects to reach the same income level in the current year.	☐	☐
(b) A natural person who holds in good standing the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65) or Licensed Private Securities Offerings Representative (Series 82).	☐	☐
(c) A director, executive officer or general partner of the company selling the securities.	☐	☐

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HPS Real Assets Lending Company LP | Subscription Agreement (d) A Family Client of a Family Office that qualifies as an Accredited Investor. ☐ ☐ None of the above. If you check this box for any equity owner/grantor/participant other than a spouse, please contact the Company. ☐ ☐ (ii) For equity owners, grantors or participants that are entities:  Equity owner, grantor or participant Name. Write out entity names in boxes 1 and 2, Name 1 Name 2 then check off the appropriate boxes below. (a) Partnership, corporation, limited liability company, Massachusetts or similar business trust, Code 501(c)(3) organization or trust whose investments are being directed by a Sophisticated Person, in each case not formed for the ☐ ☐ specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (b) Entity, not formed for the specific purpose of acquiring the Shares, owning ☐ ☐ Investments in excess of $5,000,000. (c) Entity (other than a trust) where all equity owners are Accredited Investors. ☐ ☐ (d) Revocable trust where all of your grantors are Accredited Investors. ☐ ☐ (e) Family Office with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective ☐ ☐ investment is directed by a Sophisticated Person. (f) Family Client of a family office meeting the requirements in (e), whose prospective investment is directed by such family office. ☐ ☐ None of the above. If you check this box, please contact the Company. ☐ ☐ D. Disqualifying Events Please indicate below whether any of the following (which are Disqualifying Events as provided in Rule 506(d) under the Securities Act) have occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Company. Check all that apply. ☐ (i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; ☐ (ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

HPS Real Assets Lending Company LP | Subscription Agreement ☐ (iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years; ☐ (iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock; ☐ (v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e); ☐ (vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; ☐ (vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or ☐ (viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations. ☐ None of the above has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Company. If you check any of (i) – (viii) above, please provide the dates and the summary of each Disqualifying Event in the space below. You may be required to provide additional information. _________________________________________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________________________________________ E. Third-Party Beneficiaries Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber)? (By way of example, and not limitation, “nominee” Subscribers or Subscribers who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”.)

HPS Real Assets Lending Company LP | Subscription Agreement ☐ Yes ☐ No F. BHC Investors Are you a BHC Investor? A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly, in business in the United States and which in any case holds Shares for its own account. ☐ Yes ☐ No G. Affiliation with HPS Investment Partners, LLC (“HPS”) Do any of the following apply to the Subscriber: (i) the Subscriber controls, or is controlled by or under common control with, the Company or HPS, (ii) the Subscriber is an employee or officer of the Company or HPS, (iii) the Subscriber is a member of the immediate family of any of the foregoing, (iv) the Subscriber is a trust or other entity established for the benefit of any of the foregoing, or (v) the Subscriber is an Other HPS Investor, as defined above?    ☐ Yes ☐ No If you are an employee, affiliate, or director of HPS or any affiliate of HPS, or a spouse, a minor child, or a child residing in the same residence as such an employee or director, please check the appropriate box below (required): ☐ Employee or Officer of HPS    ☐ Employee or Officer of HPS Affiliate    ☐ HPS Real Assets Lending Company LP Officer or Director ☐ Immediate Family Member7 of HPS Real Assets Lending Company LP Officer or Director ☐ Other HPS Investor ☐ Not Applicable 8 | Subscriber Signatures The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. The Company has filed a registration statement on Form 10 (the “Registration Statement”) for the registration of its Shares with the Commission under the Exchange Act. The Registration Statement is not the offering document pursuant to which the Company is conducting this offering of securities. Accordingly, the Subscriber should rely exclusively on information contained in the Memorandum, as may be amended and/or supplemented from time to time (the “Memorandum”), together with reports the Company may file under the Exchange Act from time to time, in making its investment decisions. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors”) providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

HPS Real Assets Lending Company LP | Subscription Agreement In order to induce HPS Investment Partners, LLC to accept this subscription, I (we) hereby represent and warrant to you as follows: Please Note: All Items in this Section 8 must be read and initialed. Primary Co- Co-Investor Investor Investor 1. I (we) have received the Memorandum (as amended or supplemented) of the Company at least five business days prior to the date hereof. 2. I acknowledge that there is no public market for the Shares, Shares of this offering are not liquid and are appropriate only as a long-term investment. 3. I am purchasing the shares for my own account, or if I am purchasing Shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. 4. I acknowledge that the Company may enter into transactions with HPS and/or its affiliates that involve conflicts of interest as described in the Memorandum, and that such transactions and/or conflicts will be deemed approved by the Company if the course of action with respect to such transaction or conflict is performed pursuant to the standards set forth in Article XV (“Conflicts of Interest”) of the limited partnership agreement of HPS Real Assets Lending Company LP (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”). 5. I acknowledge that subscriptions must be submitted at least five business days prior to first calendar day of each month and my investment will be executed as of the first calendar day of the applicable month at the net asset value (“NAV”) per share as of the end of the preceding month. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will generally be made available within 20 business days of the last day of each month. 6. I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying SS&C GIDS, LLC, the Company’s transfer agent, at 1-844-700-1479 or through my financial intermediary. 7. I understand that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and I agree that any Shares acquired by me may not be transferred in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. I warrant and represent that I was offered the Shares through private negotiations, not through any general solicitation or general advertising. If you do not have another broker-dealer or financial intermediary introducing you to the Company, then HPS Securities, LLC (the “Dealer Manager”), may be deemed to be acting as your broker-dealer of record in connection with any investment in the

HPS Real Assets Lending Company LP | Subscription Agreement I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 9 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099 or Schedule K-1) and redemption information. Subscribers may change the broker-dealer/financial advisor of record at any time by contacting their financial professional or representative. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for US investors only): Under penalties of perjury, I certify that: The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and I am a US citizen or other US person (including a resident alien) (defined in IRS Form W-9 instructions); and The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Each Account Holder / Trustee / Authorized Signatory must sign below. Please print, sign, and scan this page if applicable. (Custodians must sign in Section 2 on a custodial account) Owner or Authorized Person Date (mm/dd/yyyy) Co-Investor or Authorized Person Date (mm/dd/yyyy) Co-Investor or Authorized Person Date (mm/dd/yyyy)

HPS Real Assets Lending Company LP | Subscription Agreement 9 | Broker / Financial Advisor Information and Signature The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence. Broker Financial Advisor Name Advisor Mailing Address City State Zip Code Financial Advisor Number Branch Number Telephone Number Operations Contact Name Operations Contact Email Address Please note that unless previously agreed to in writing by the Company, all sales of securities must be made through a Broker, including when the Financial Advisor has introduced the sale. In all cases, Section 9 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have a substantive pre-existing relationship with the investor and reasonably believe that such investor is either (x) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act or (y) a non-U.S. person (in accordance with Rule 902 of Regulation S promulgated under the Securities Act); (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the limited liquidity and marketability of the Shares; (v) have delivered or made available the Memorandum and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Memorandum and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (viii) have advised such investor that the shares have not been registered and are not expected to be registered under the Securities Act or the laws of any country or jurisdiction outside of the United States except as otherwise described in the Memorandum. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 9 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal laws, rules promulgated under the Exchange Act, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investors) identified on this document. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then the Dealer Manager, may be deemed to act as your broker of record in connection with any investment in the Company. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary. Please print, sign, and scan this page if applicable.

HPS Real Assets Lending Company LP | Subscription Agreement 10 | Broker / Other Important Information If investors participating in the Distribution Reinvestment Program or making subsequent purchases of shares of the Company experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify the Company and the Broker in writing. The Broker may notify the Company if an investor participating in the Distribution Reinvestment Program can no longer make the representations or warranties set forth in Section 7 above, and the Company may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Program. No sale of shares may be completed until at least five business days after you receive the Memorandum. Subscribers are encouraged to read the Memorandum in its entirety for a complete explanation of an investment in the shares of the Company. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to first business day of each month (or as based on the subscription frequency of the Company in effect as of the date of my subscription), unless waived. All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase. The Company and the Dealer Manager will direct any dealers to, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of shares, transmit same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to SS&C GIDS, LLC, the Company’s transfer agent (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and checks are received. Return the completed Subscription Agreement to: Regular HPS Real Assets Lending Company LP Overnight HPS Real Assets Lending Company LP Mail: SS&C GIDS, Inc. Delivery: SS&C GIDS, Inc. (Suite Number must be P.O. Box 219112 included) Kansas City, MO 64121-9310 801 Pennsylvania Avenue, Suite 219112 Kansas City, MO 64105-1307 11 | Power of Attorney By executing this Subscription Agreement and subscribing for Shares, the Subscriber hereby irrevocably makes, constitutes, and appoints HPS Investment Partners, LLC, HPS Securities, LLC, and HPS Real Assets Lending Company LP with full power of substitution, the true and lawful representatives and attorney-in-fact of, and in the name, place and stead of, such Subscriber with power from time to time to make, execute, sign, acknowledge, swear to verify, deliver, record, file and/or publish (a) the Partnership Agreement and any instrument, document or certificate necessary or appropriate thereto on behalf of such Subscriber; (b) any amendment, restatement or supplement to the Partnership Agreement that complies with the provisions of the Partnership Agreement; (c) the certificate of formation of HPS Real Assets Lending Company LP and any amendment thereof required because the Partnership Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of HPS Real Assets Lending Company LP, the capital contributions of other investors of HPS Real Assets Lending Company LP, the name of HPS Real Assets Lending Company LP or the structure of HPS Real Assets Lending Company LP; and (d) all such other instruments, documents and certificates that, in the opinion of legal counsel to HPS Real Assets Lending Company LP, may from time to time be required by the laws of the United States, the State of Delaware, or any other jurisdiction in which HPS Real Assets Lending Company LP shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary for HPS Real Assets Lending Company LP to implement and continue the valid and subsisting existence and business of HPS Real Assets Lending Company LP in its current form of organization or to effect a change of name of HPS Real Assets Lending Company LP or to effect the dissolution or winding up, as the case may be, or termination of HPS Real Assets Lending Company LP. The foregoing power of attorney

HPS Real Assets Lending Company LP | Subscription Agreement irrevocable and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable power; (ii) shall not be affected by subsequent death, disability, dissolution, bankruptcy, insolvency or incapacity of the principal Subscriber; and (iii) shall be governed, construed and enforced in accordance with the laws of the State of Delaware. If required, the Subscriber shall execute and deliver to HPS Investment Partners, LLC or HPS Real Assets Lending Company LP, within five business days after receipt of a request therefor, such further designations, powers of attorney or other instruments as HPS Investment Partners, LLC shall determine to be necessary for the purposes hereof consistent with the provisions of the Partnership Agreement. To the fullest extent permitted by applicable law, the Subscriber hereby waives any and all defenses that may be available to contest, negate or disaffirm the actions of HPS Real Assets Lending Company LP, HPS Investment Partners, LLC, or their affiliates taken in good faith under this power of attorney. Any attorney-in-fact appointed pursuant to this Section 11 may execute any document on behalf of any or all investors in HPS Real Assets Lending Company LP without the need to list all of the investors in HPS Real Assets Lending Company LP. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

HPS Real Assets Lending Company LP Appendix A | Broker / Supporting Document Requirements Please provide the following supporting documentation based on your account type. Individual If a non-U.S. person, Form W-8BEN Joint (including JTWROS, Tenants in Common, For each non-U.S. Person account holder, Form W-8BEN Community Property) IRA (including ROTH, SEP, Rollover, Inherited) None Trust Certificate of Trust or Declaration of Trust Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) Corporation (including C Corp., S Corp., LLC) Formation documents Articles of incorporation Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) Partnership Formation documents Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Annex 1

ANNEX 1

DEFINITION OF “INVESTMENTS”

The term “investments” means:

(1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i)	An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the 1940 Act, or a commodity pool; or

(ii)	A Public Company (as defined below); or

(iii)

A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided, that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires the Interests;

(2)	Real estate held for investment purposes;

(3)	Commodity Interests (as defined below) held for investment purposes;

(4)	Physical Commodities (as defined below) held for investment purposes;

(5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6)

In the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a Person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

(7)	Cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner,` will NOT be considered real estate held for investment purposes; provided, that real estate owned by an Investor that is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor that is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended, and the rules thereunder; or

(ii)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the U.S. Commodity Exchange Act, as amended.

“Public Company” means a company that:

(i)	files reports pursuant to Section 13 or 15(d) of the 1934 Act; or

(ii)	has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Financial Contract” means any arrangement that:

(i)

takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii)

is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii)	is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor; provided, that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner.

“Family Company” means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

Annex 2

ANNEX 2

VALUATION OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a Person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such Person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisions:

(1) In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2) In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(a)	The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person.

(b)

A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.